EXHIBIT 21.1

                  SUBSIDIARIES OF COMMUNITY CAPITAL CORPORATION



                                                                 OTHER NAMES
SUBSIDIARY                        STATE OF INCORPORATION    DOING BUSINESS UNDER
----------                        ----------------------    --------------------


COMMUNITY BANK & TRUST     ...........SOUTH CAROLINA                NONE


THE BANK  ............................SOUTH CAROLINA                NONE


CLEMSON BANK & TRUST..................SOUTH CAROLINA                NONE


GREENWOOD BANK & TRUST     ...........SOUTH CAROLINA                NONE


MID STATE BANK........................SOUTH CAROLINA                NONE


COMMUNITY TRUST COMPANY    ...........SOUTH CAROLINA                NONE




                      SUBSIDIARY OF GREENWOOD BANK & TRUST



COMMUNITY FINANCIAL SERVICES, INC.  ..SOUTH CAROLINA                 NONE